                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 Date of Report:

                               September 10, 2001
                               ------------------


                                rStar Corporation
    ---------------------------------------------------- ------------------
             (Exact name of registrant as specified in its charter)

     Delaware                        0-27029                     91-1836242
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation)                  File Number)              Identification No.)

               3000 Executive Parkway #150, San Ramon, California       94583
--------------------------------------------------------------------------------
                    (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:   (925) 543-0300
                                                    -------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.


        On September 10, 2001, rStar Corporation, a Delaware corporation ("rStar"), Gilat To Home Latin America (Holland) N.V., a Dutch corporation ("GTH Latin America") and Gilat Satellite Networks Ltd., an Israeli corporation ("Gilat") announced that on September 7, 2001 they entered into an Amended and Restated Acquisition Agreement which revised the terms of the original acquisition agreement dated April 23, 2001.

        Under the terms of the Amended and Restated Acquisition Agreement, rStar has increased the number of shares of its common stock that will be acquired under the previously announced tender offer from approximately 20% to approximately 29% of the outstanding shares of rStar common stock not held by Gilat and its corporate affiliates. More specifically, under the revised terms of the tender offer, rStar will now make an offer to acquire up to 6,315,789 shares of rStar common stock in exchange for $0.95 in cash and .0738 of an ordinary share of Gilat for each share of rStar common stock tendered in the offer. Gilat and its corporate affiliates have agreed not to tender their shares of rStar common stock in the offer. rStar stockholders will have the opportunity to tender all or a portion of their shares of rStar common stock in the offer. If more than 6,315,789 shares of rStar common stock are tendered, rStar intends to purchase shares on a pro rata basis up to 6,315,789 shares of rStar common stock.

        rStar's Board of Directors has approved the revised terms of the tender offer. However, neither rStar nor its Board of Directors is making any recommendation to its stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. The tender offer is expected to close during November 2001.

        Gilat and rStar have also revised the terms of the previously announced acquisition of Gilat's StarBand Latin America business by rStar. Gilat's StarBand Latin America business currently operates satellite-based rural telephony networks in Peru and Colombia, as well as high speed consumer Internet access pilot networks in Brazil and Argentina. Prior to the consummation of the acquisition, GTH Latin America, itself an indirect subsidiary of Gilat, will contribute the assets related to the StarBand Latin America business to its subsidiary, StarBand Latin America (Holland) B.V. StarBand Latin America expects to work on a wholesale basis with Latin American ISPs, PTTs and other providers to offer high-speed Internet access via satellite. Its target customers will be the small office/home office and select consumer market segments in Latin America, where, except for Chile, Gilat will grant StarBand Latin America an exclusive right to offer its products and services for those markets, as well as a non-exclusive right in Mexico.

        As previously announced, rStar will acquire StarBand Latin America (Holland) B.V. in exchange for 43,103,448 shares of rStar common stock. Pursuant to the revised terms of the transaction, in the event that the StarBand Latin America business does not achieve certain targeted net income levels during each of the one year periods ended June 30, 2003 and June 30, 2004, the rStar stockholders of record as of June 30, 2003 or June 30, 2004, will be entitled to their pro rata share of a special cash distribution equal to either $2.5 million or $5 million in cash in each year (depending upon the amount of net income actually achieved by the StarBand Latin America business during those one year periods). rStar's current certificate of incorporation will be revised to provide for these special distribution rights. Gilat and its corporate affiliates have irrevocably waived their right to participate in the special cash distribution. Additionally, the payments of the special cash distributions are guaranteed by Gilat. Based upon the number of shares of rStar common stock (not held by Gilat or its corporate affiliates) that we expect will be outstanding immediately upon conclusion of the acquisition and the tender offer, assuming that the maximum number of shares are tendered in the offer, the maximum special cash distributions of $10 million in the aggregate would represent approximately $0.63 per share of rStar common stock.

        In the event that the StarBand Latin America business exceeds certain net income targets during each of the one year periods ended June 30, 2003 and June 30, 2004, Gilat would be entitled to receive 2,685,382 or 5,370,765 additional shares of rStar common stock (depending upon the amount of net income actually achieved by the StarBand Latin America business during those one year periods), thereby increasing Gilat's ownership interest in rStar.

        Upon conclusion of the acquisition and the tender offer described above, and assuming that the maximum number of shares of rStar common stock are tendered in the offer, Gilat's beneficial ownership of rStar will increase from approximately 65% to approximately 85%.

        The revised terms of the acquisition and the offer, which have been approved by rStar's board of directors, will be presented to rStar's stockholders for approval. Certain stockholders of rStar owning a majority of rStar's common stock, including Gilat, have agreed to vote in favor of the transactions at a meeting of rStar stockholders. Accordingly, the transactions are expected to be approved. It is presently contemplated that the meeting of rStar stockholders will be held during November 2001.

        The foregoing description of the Amended and Restated Acquisition Agreement and the transactions contemplated thereby, is not complete and is qualified in its entirety by reference to the Amended and Restated Acquisition Agreement, attached as an exhibit hereto, and the tender offer documents, which will be filed with the Securities and Exchange Commission upon commencement as an exhibit to Schedule TO. A press release issued by rStar and Gilat on September 10, 2001 announcing the transactions contemplated in the Amended and Restated Acquisition Agreement is also attached as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) and (b) Not Applicable

        (c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

            2.1 Amended and Restated Acquisition Agreement dated as of September 7, 2001, by and among Gilat To Home Latin America (Holland) N.V., rStar Corporation, and Gilat Satellite Networks Ltd., relating to the acquisition of Starband Latin America (Holland) B.V. (schedules and exhibits omitted).

            99.1 Press Release dated September 10, 2001 of rStar Corporation and Gilat Satellite Networks Ltd.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                        rStar Corporation
                        By:
                        /S/ Lance Mortensen
                        ----------------------------------------
                        Lance Mortensen
                        President and Chief Executive Officer

Date: September 14, 2001